EXHIBIT 10.1

ADDENDUM TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED MARCH 20, 2008 AMONG SINGLE TOUCH SYSTEMS INC. (FORMERLY KNOWN AS HOSTING SITE NETWORK, INC.), SINGLE TOUCH ACQUISITION CORP. AND SINGLE TOUCH INTERACTIVE, INC.

This Addendum is made and entered into as of the 29th day of May 2008. Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meaning given to them as in the Agreement and Plan of Merger and Reorganization.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.    Section 8.2 of the Agreement and Plan of Merger and Reorganization is amended to read as follows:

“8.2. TERMINATION FOR FAILURE TO CLOSE.

This Agreement shall be automatically terminated if the Closing Date shall not have occurred by June 30, 2008, unless extended in writing by mutual agreement of both the Parent and the Company”.

2.    All other terms of the Agreement and Plan of Merger and Reorganization shall continue with full force and effect.

3.    This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Addendum has been executed by the Parties as of the date first above written:

PARENT:
SINGLE TOUCH SYSTEMS INC.

By: /s/ Scott Vicari Name: Scott Vicari
Title: President

ACQUISITION SUBSIDIARY:	COMPANY:
SINGLE TOUCH ACQUISITION CORP.	SINGLE TOUCH INTERACTIVE, INC.

By: /s/ Scott Vicari Name: Scott Vicari	By: /s/ Anthony Macaluso Name: Anthony Macaluso
Title: President	Title: Chief Executive Officer